MASTER PURCHASE AGREEMENT

                           DATED

                       April 16, 1996

                          BETWEEN

                   GOULD ELECTRONICS INC.

                           AND

                ENCORE COMPUTER CORPORATION
















                        TABLE OF CONTENTS
                                                         PAGE

                           ARTICLE I
                       PURCHASE OF SHARES

1.1  Issuance of Shares..................................    1
1.2  Consideration for Shares............................    1


                           ARTICLE II
                          THE CLOSING

2.1  Time and Place of Closing...........................    2
2.2  Items to be Delivered by Encore to Gould at Closing.    2
2.3  Items to be Delivered by Gould to Encore at Closing.    3

                 REPRESENTATIONS AND WARRANTIES

3.1  Representations and Warranties of Encore............    4
3.2  Representations and Warranties of Gould.............   10
3.3  Indemnification.....................................   12

                            ARTICLE IV

                  ACTIONS PRIOR TO THE CLOSING

4.1  Limitations on Acts of Encore.......................   12
4.2  Efforts to Fulfill Conditions.......................   13

                            ARTICLE V

                CONDITIONS PRECEDENT TO CLOSING

5.1  Conditions Precedent to Obligations of Encore to Gould  13
5.2  Conditions Precedent to Obligations of Gould to Encore  15

                           ARTICLE VI
                       ABSENCE OF BROKERS

6.1  Representations Regarding Brokers....................   16

                          ARTICLE VII

                         MISCELLANEOUS

7.1  Definition of Subsidiary.............................   17
7.2  Reimbursement for Expenses of Transaction............   17
7.3  Entire Agreement.....................................   18
7.4  Effect of Headings...................................   18
7.5  Prohibition Against Assignment.......................   18
7.6  Notices..............................................   18
7.7  Governing Law.........................................   19
7.8  Amendments............................................   19
7.9  Counterparts..........................................   19


                           EXHIBITS

Exhibit 1.1   Certificate of Designations of Series H Convertible Stock
Exhibit 2.2-B Registration Agreement
Exhibit 2.2-C Stockholders Agreement Amendment
Exhibit 3.1-C Governmental Filings, Authorizations, Approvals or Consents
              of Encore
Exhibit 3.1-E Issued Options, Warrants or Convertible Securities and
              Agreements
Exhibit 3.1-G Subsidiaries
Exhibit 3.1-H Material Adverse Changes
Exhibit 3.1-I Tax Return Information
Exhibit 3.1-K Environmental Violations
Exhibit 3.2-B Conflicts
Exhibit 3.2-C Governmental Filings, Authorizations, Approvals or Consents
              of Gould
Exhibit 4.1-C Issuance of Stock
Exhibit 5.2-D Form of opinion of Choate, Hall & Stewart
Exhibit 5.2-E Form of opinion In-House Counsel to Encore

This   is  an  Agreement  dated  April  16,  1996  between  Gould
Electronics Inc. ("GOULD"), an Ohio corporation, as assignee of Gould Inc., and Encore Computer Corporation ("ENCORE"), a Delaware corporation, relating to the cancellation by Gould of the Exchanged Indebtedness (as that term is defined in Paragraph 1.2) in exchange for shares of Series H Convertible Stock (as that term is defined in Paragraph 1.1).

	  NOW, THEREFORE, Gould and Encore agree as follows:

			     ARTICLE I

			PURCHASE OF SHARES

	  1.1 ISSUANCE OF SHARES. At the Closing described in Paragraph 2.1, Encore will issue to Gould 350,000 shares of Series H Convertible Preferred Stock of Encore with the powers, rights and preferences set forth on EXHIBIT 1.1 (the "SERIES H CONVERTIBLE STOCK").

	  1.2 CONSIDERATION FOR SHARES. The consideration to be paid by Gould for the shares of Series H Convertible Stock to be issued to Gould pursuant to Paragraph 1.1 will be cancellation of the Exchanged Indebtedness. As used in this Agreement, the term "EXCHANGED INDEBTEDNESS"

means (a) the $25,000,000 of revolving credit loans outstanding under the Amended and Restated Credit Agreement dated as of March 17, 1995, as amended (the "LOAN AGREEMENT") between Encore and Gould; and (b) $10,000,000 in uncommitted loans outstanding under the Loan Agreement and evidenced by a Master Uncommitted Loan Note, made by Encore for the benefit of Gould, dated February 14, 1996.

			    ARTICLE II

			    THE CLOSING

	  2.1  TIME AND PLACE OF CLOSING.   The  closing (the "CLOSING") of
the  issuance  of  the  shares of Series H Convertible  Stock  pursuant  to

Paragraph 1.1 will take place at the offices of Rogers & Wells, 200 Park Avenue, New York, New York, at 10:00 a.m. New York City time, on April 30, 1996, or such other place, time and date as Gould and Encore may agree in writing (the "CLOSING DATE").

	  2.2 ITEMS TO BE DELIVERED BY ENCORE TO GOULD AT CLOSING. At the Closing, Encore will deliver to Gould the following:

	  (a) Certificates representing all of the shares of Series H Convertible Stock to be issued to Gould pursuant to Paragraph 1.1, registered in the name of Gould. These certificates shall be legended to the effect that the shares represented by them were issued in a transaction those shares may only be sold or transferred in a transaction which is registered under that Act or exempt from the registration requirements of that Act.

	  (b) A copy, executed by Encore and Indian Creek Capital, Ltd. ("INDIAN CREEK"), as assignee of Kenneth G. Fisher, of a Seventh Amended and Restated Registration Agreement (the "REGISTRATION AGREEMENT"), substantially in the form of EXHIBIT 2.2-B.

	  (c) A copy, executed by Indian Creek and Encore, of the Second Amendment to the Second Amended and Restated Stockholders Agreement (as amended, the "STOCKHOLDERS AGREEMENT"), substantially in the form of

EXHIBIT 2.2-C.

	  2.3  ITEMS TO BE DELIVERED BY GOULD TO ENCORE AT CLOSING.  At the

Closing, Gould will deliver to Encore copies of the following documents:

	  (a) The Seventh Amended and Restated Registration Agreement, executed by Gould and EFI International, Inc. ("EFI").

	  (b) A document (the "ACKNOWLEDGEMENT OF CANCELLATION"), executed by Gould, in which Gould acknowledges cancellation of the Exchanged Indebtedness, together with the original promissory notes evidencing such of the Exchanged Indebtedness as is evidenced by promissory notes marked "CANCELLED".

	  (c) A letter, executed by Gould, in which Gould acknowledges that it will be acquiring the shares of Series H Convertible Stock to be issued to it pursuant to Paragraph 1.1 for investment and not with a current view toward their sale or distribution.

	  (d)  The   Second   Amendment  to  the   Amended   and   Restated
Stockholders Agreement, executed by Gould and EFI.

	  (e) Written consents executed by Gould, in its capacities as the holder of 684,363 shares of Series B Convertible Preferred Stock of Encore, 122,060 shares of Series D Convertible Preferred Stock of Encore, 1,122,938 shares of Series E Convertible Preferred Stock of Encore, 525,452 shares of Series F Convertible Preferred Stock and 563,832 shares of Series G Convertible Preferred Stock, and a written consent executed by EFI, in its capacity as the holder of 976,536 shares of Series D Convertible Preferred Stock of Encore, each approving the creation and designation of the Series H Convertible Stock and the issuance of the Series H Convertible Stock pursuant to Paragraph 1.1 of this Agreement.

		  REPRESENTATIONS AND WARRANTIES

	  3.1  REPRESENTATIONS AND WARRANTIES OF ENCORE.  Encore represents and warrants to Gould as follows:

	  (a) Encore and each of its subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation. Encore and each of its subsidiaries is qualified to do business as a foreign corporation in each jurisdiction in which qualification is required, except jurisdictions in which the failure to qualify, in the aggregate, will not have a material adverse effect upon Encore and its subsidiaries taken as a whole.

		  (b)  This  Agreement  has been duly executed by Encore and,  upon receipt of the consents referred  to  in Paragraph 2.3(e), is authorized by all necessary corporate action on the part  of  Encore,  and is a valid and binding agreement of Encore, enforceable against Encore in  accordance with
its  terms.   Encore  has  all  corporate power and authority necessary  to enable it to carry out the transactions  contemplated  by  this  Agreement, upon  receipt of the consents referred to in Paragraph 2.3(e). Neither  the execution  or  delivery  by  Encore  of  this  Agreement  or  any  document contemplated  by  this  Agreement  nor  the  consummation  by Encore of the transactions contemplated by this Agreement or any document contemplated by this  Agreement will violate, result in a breach of, constitute  a  default under,  or  give  any party other than Encore or a subsidiary of Encore the right to terminate, or modify the rights or obligations of Encore or any of its subsidiaries under,  (i) subject to receipt of the consents referred to in Paragraph 2.3(e), any agreement  or instrument to which Encore or any of its subsidiaries is a party or by which  any  of  then  is  bound, (ii) any statute, ordinance or other law to which Encore or any of its  subsidiaries is subject, (iii) any rule or regulation of any governmental agency  having jurisdiction  over  Encore  or  any  of its subsidiaries, (iv) any license, permit or other governmental authorization  held  by  Encore  or any of its subsidiaries,  or  (v)  any  order  or  decree of any court or governmental agency having jurisdiction over Encore or any of its subsidiaries or any of their assets.
	  (c)  Except  as  disclosed  on  EXHIBIT  3.1-C,  no  governmental filings,  authorizations,  approvals  or consents,  or  other  governmental action, are required to permit Encore to  fulfill all its obligations under

	  (d) When executed and delivered at the Closing, the Stockholders Agreement Amendment and the Registration Agreement (together, the "ENCORE

AGREEMENTS") will each be a valid and binding agreement of Encore and Indian Creek, enforceable against each of them in accordance with their respective terms.

	  (e) The only authorized stock of Encore is 200,000,000 shares of common stock, par value $.01 per share, and 10,000,000 shares of preferred stock, par value $.01 per share, and the only preferred stock authorized by the Board of Directors of Encore is 73,641 shares of Series A Convertible Participating Preferred Stock, 1,000,000 shares of Series B Convertible Preferred Stock, 1,500,000 shares of Series D Convertible Preferred Stock, 1,500,000 shares of Series E Preferred Convertible Stock, 1,000,000 shares of Series F Convertible Preferred Stock 1,000,000 shares of Series G Convertible Preferred Stock and 700,000 shares of Series H Convertible Preferred Stock. At the date of this Agreement, the only outstanding stock of Encore is not more than 36,700,000 shares of common stock, 73,641 shares of Encore Series A Convertible Participating Preferred Stock, 717,954 shares of Series B Convertible Preferred Stock, 1,098,596 shares of Series D Convertible Preferred Stock, 1,122,938 shares of Series E Convertible Preferred Stock, 525,452 shares of Series F Convertible Preferred Stock and 563,832 shares of Series G Convertible Preferred Stock. Except as disclosed in Encore's Annual Report on Form 10-K for the year ended December 31, 1995 (the "1995 10-K") or shown on EXHIBIT 3.1-E, Encore does not have any outstanding options, warrants or convertible or exchangeable securities, and Encore is not a party to any other agreements (other than this Agreement), which require, or upon the passage of time, the payment of money or the occurrence of any other event may require Encore to issue any of its stock.

	  (f)  When issued as contemplated in this Agreement, the shares of

Series H Convertible Stock to be issued to Gould  pursuant to Paragraph 1.1

(i)  will  all  be  duly  authorized,  validly  issued,  fully   paid   and

nonassessable and will have the powers, rights and preferences set forth on



EXHIBIT  1.1  and  (ii)  will  be  the  only outstanding shares of Series H

Convertible Stock.  When issued, the shares  of  common  stock  issuable on conversion  of  such  shares  of  Series  H  Convertible Stock will be duly

authorized,  validly  issued,  fully  paid and nonassessable.   When  Gould

own such shares free and clear of any liens or encumbrances attributable to

Encore, other than restrictions imposed by the Stockholders Agreement.

	  (g)  The subsidiaries of Encore are set  forth  on EXHIBIT 3.1-G.

Except  as set forth on EXHIBIT 3.1-G, each of the subsidiaries  is  wholly

owned by  Encore.   Neither  Encore  nor  any of those subsidiaries has any

outstanding options, warrants or convertible or exchangeable securities, or is a party to any other agreements (other than  the  Security Documents (as that  term is defined in the Loan Agreement) and except  as  set  forth  on

EXHIBIT  3.1-G), which require, or upon the passage of time, the payment of money or the  occurrence  of  any other event, may require Encore or any of those  subsidiaries to issue or  transfer  any  stock  or  other  ownership interests in any of those subsidiaries.

	  (h)  Each   of   the  Encore  Reports,  including  the  documents

incorporated by reference in  each of the Encore Reports,  contains all the information required to be included  in  it and does not contain any untrue statement of a material fact or omit to state  a material fact necessary in order to make the statements made therein, in light  of  the  circumstances under  which  they  were  made,  not  misleading.  The financial statements included in the 1995 10-K all were, and  the  financial  information in the

September 10-Q was derived from financial statements which  were,  prepared in  accordance  with generally accepted accounting principles, consistently applied, and present fairly the consolidated financial position, results of operations and cash  flows of Encore and its subsidiaries at the dates, and for the periods, to which they apply.  Since September 30, 1995, Encore has made all disclosures about  its activities and financial condition required by the Securities Exchange Act  of  1934,  as  amended, and the rules under that Act.  Except as set forth on EXHIBIT 3.1-H,  since  September 30, 1995 there has been no material adverse change in (i) the consolidated financial condition of Encore and its subsidiaries, (ii) the consolidated  results of operations  of  Encore  and its subsidiaries compared with the consolidated results of operations of  those  corporations  for  the  same period of the prior  year,  or  (iii)  the  operations  or  prospects of Encore  and  its subsidiaries taken as a whole.  For the purposes  of this Paragraph, (x) an adverse change in financial condition will be material  if it is a material reduction  of working capital, tangible net worth or shareholders'  equity,

and (y) an adverse  change  in results of operations will be material if it

or  net  income.   As  a result of the transactions  contemplated  by  this

Agreement, following the  Closing, Encore, as a separate entity, and Encore and its subsidiaries as a consolidated group, will each be solvent.

	  (i)  Encore and each  of  its  subsidiaries  has  filed  when due

(after  the  taking  into  account  of  extensions) all national (including

United States federal), state and local tax  returns  which  they have been required to file and have paid all taxes shown on those returns  to be due.

Each  tax  return  filed by Encore or a subsidiary has been a complete  and correct return and has  reported  all  taxable  items  and taxes which were required to be reported, other than items as to which there was substantial authority to support a position that the items need not be reported and for which there are adequate reserves on the consolidated financial  statements included in the Encore Reports.  The United States federal corporate income tax  returns of Encore have been audited, or the period of limitations  has expired,  with regard to all years to and including the year ended December

31, 1989.  Except as described on EXHIBIT 3.1-I, (i) no tax return filed by

Encore or any  of  its subsidiaries is the subject of a pending audit, (ii)

no deficiency has been  asserted  against Encore or any of its subsidiaries with regard to any tax return filed  by  it,  other  than  (x) deficiencies which  are being contested in good faith and for which there  are  adequate reserves on the financial statements included in the Encore Reports, or (y)

deficiencies  which  have  been satisfied, and (iii) except as described on

EXHIBIT 3.1-I, neither Encore  nor  any of its subsidiaries has granted any extensions of the time for the assessment of any taxes.

	  (j)  Encore and each of its  subsidiaries  has  complied  in  all material  respects  with the requirements of the Employee Retirement Income

Security Act of 1974,  as  amended  ("ERISA"),  and of the Internal Revenue

Code of 1986, as amended (the "CODE"), and all other  applicable  laws  and regulations, with regard to each of the "employee benefit plans" within the meaning  of  Section  3(3)  of  ERISA  under which any of them is providing compensation or benefits to any of their  employees which is or was subject

to ERISA, the Code or other applicable laws  or  regulations.   No employee

benefit plan which Encore or any of its subsidiaries maintains or  sponsors has (i) incurred an "accumulated funding deficiency," as that term is  used in Section 412(a) of the Code, whether or not waived, (ii) been the subject of  a  "reportable event," as that term is used in Section 4043(b) of ERISA

Guaranty  Corporation  ("PBGC")), or (iii)  resulted,  or  is  expected  to result, in termination liability to the PBGC.

	  (k)  Except  as  described  in  EXHIBIT  3.1-K,  Encore  has  not received any notice from  any  governmental  authority, or otherwise become aware,  that any facility owned or leased by it,  or  any  operation  being conducted  by  it,  is violating any applicable law or regulation regarding the  discharge  of  pollutants  or  other  hazardous  substances  into  the atmosphere, contamination  of  soil  or  ground water, storage of hazardous substances or other matters relating to protection of the environment.

	  3.2  REPRESENTATIONS AND WARRANTIES  OF  GOULD.  Gould represents and warrants to Encore as follows:



	  (a)   Gould is a corporation duly organized, validly existing and in good standing under the laws of the State of Ohio.

	  (b)  This  Agreement  has  been  duly  executed   by   Gould  and

authorized by all necessary corporate action on the part of Gould  and is a valid  and  binding  agreement  of  Gould,  enforceable  against  Gould  in

accordance  with  its  terms.   Gould has all corporate power and authority

necessary to enable it to carry out  the  transactions contemplated by this

Agreement.  When delivered at the Closing,  the Registration Agreement, the

Stockholders  Agreement,  the  Acknowledgment  of   Cancellation   and  the

stockholder's  consents  of  Gould referred to in Section 2.3(e) (together,

the "GOULD AGREEMENTS"), will  each  be  a  valid  and binding agreement of

Gould, enforceable against Gould in accordance with its terms.  Neither the

execution  or  delivery  by  Gould  of  this  Agreement  or   any  document

contemplated  by  this  Agreement  nor  the  consummation  by Gould of  the transactions contemplated by this Agreement or any document contemplated by this Agreement will violate, result in a breach of, or constitute a default under (i) except as set forth on EXHIBIT 3.2-B, any agreement or instrument to  which  Gould or any of its subsidiaries is a party or by which  any  of them is bound,  (ii)  any statute, ordinance or other law to which Gould or any of its subsidiaries  is  subject,  (iii)  any rule or regulation of any

governmental  agency  having  jurisdiction  over  Gould   or   any  of  its

subsidiaries,  (iv) any license, permit or other governmental authorization held by Gould or any of its subsidiaries, or (v) any order or decree of any court or governmental  agency  having jurisdiction over Gould or any of its subsidiaries or any of their assets filings,  authorizations, approvals  or consents,  or  other  governmental action, are  required  to permit Gould to fulfill all its obligations under this Agreement or any document contemplated by this Agreement.





	  (d)  Gould is  the  owner of all right, title and interest in all of the Exchanged Indebtedness and  has the right to surrender the Exchanged

Indebtedness as contemplated by this  Agreement  as  consideration  for the

Series H convertible Stock to be issued to it pursuant to Paragraph 1.1 and such Exchanged Indebtedness is not subject to any lien.

	  3.3  INDEMNIFICATION.    If   any   representation   or  warranty

contained  in  Paragraph 3.1 or 3.2 or in any certificate delivered  at  or prior to the Closing  is  not  correct in any respect, the party which gave that representation or warranty will indemnify the other party against, and will  hold  the  other party harmless  from,  all  liabilities,  costs  and expenses, including  legal  and accounting fees and disbursements and costs of settlements or judgments,  which  that  other  party suffers because the facts were not as represented or warranted, so that,  after  taking account of any applicable tax benefits resulting from the facts which  were  not as represented  or  warranted,  and  any  applicable  taxes resulting from the indemnification  payments,  the  indemnified  party will  be  in  the  same position in which it would have been if the facts  had  been as represented or warranted.

			    ARTICLE IV

		   ACTIONS PRIOR TO THE CLOSING

	  4.1  LIMITATIONS ON ACTS OF ENCORE.  Encore agrees  that from the date  this  Agreement  is  signed  to  the  date of the Closing it and  its subsidiaries will, except with the written consent of Gould:

	  (a)  Operate  its  business  and  the business  of  each  of  its subsidiaries in a manner consistent with the  manner  in which it was being operated at the date of this Agreement.

	  (b)  Comply in all material respects with all applicable laws and regulations of governmental agencies, other than laws and  regulations  the applicability  of  which  Encore or a subsidiary of Encore is contesting in good faith.

	  (c)  Not issue or  agree  to  issue  any  stock,  or any options,

rights or convertible or exchangeable securities, or enter into  any  other agreements (except as set forth on EXHIBIT 4.1-C) by which Encore or any of the  occurrence  of  any  other  event may be, required to issue any stock,

except as contemplated by this Agreement.

	  4.2  EFFORTS TO FULFILL  CONDITIONS.   Gould  will  use  its best

efforts  to  cause  all  the  conditions  set  forth in Paragraph 5.1 to be fulfilled prior to or at the Closing, and Encore  will use its best efforts to  cause all the conditions contained in Paragraph  5.2  to  be  fulfilled prior to or at the Closing.

			     ARTICLE V

		  CONDITIONS PRECEDENT TO CLOSING

	  5.1  CONDITIONS PRECEDENT TO OBLIGATIONS OF ENCORE TO GOULD.  The

obligations  of  Encore to Gould at the Closing are subject to satisfaction of the following conditions (any or all of which may be waived by Encore):

	  (a)  The  representations  and  warranties  of Gould contained in this Agreement will be true and correct in all  material  respects  at  the date  of  the Closing with the same effect as though made on that date, and

Gould will  have  delivered  to  Encore  a  certificate dated that date and signed by the President or a Vice President of Gould to that effect.

	  (b)  Gould will have fulfilled in all  material  respects all its obligations  under  this  Agreement required to have been fulfilled  at  or prior to the Closing.

	  (c)  All  government   filings,   authorizations,  approvals  and

consents listed on EXHIBIT 3.2-C shall have been  completed or received, as appropriate.

	  (d)  No order will have been entered by any court or governmental authority  and  be in force which invalidates this Agreement  or  restrains

Encore from completing  the  transactions  which  are  the  subject of this

Agreement.

	  (e)  Encore  will  have  received an opinion of Rogers  &  Wells,

counsel  to Gould, to the effect that  (i)  Gould  is  a  corporation  duly organized,  validly  existing  and  in  good standing under the laws of the

State of Ohio; (ii) Gould has all corporate  power  and authority necessary to enable it to enter into this Agreement and each of  the Gould Agreements and to carry out the transactions contemplated by this Agreement  and  each of  the  Gould  Agreements;  (iii)  this  Agreement  and  each of the Gould

Agreements have been duly executed and delivered by Gould and  each of them is  a valid and binding obligation of Gould, enforceable against  Gould  in affected by bankruptcy, reorganization or other  laws  affecting the rights of creditors generally or equitable principles of general application; (iv)

the consummation of the transactions contemplated by this Agreement and the

Gould Agreements will not violate, result in a breach of,  or  constitute a default  under,  (A)  any agreement or instrument of which that counsel  is aware, after a reasonable  investigation,  to  which  Gould  or  any of its subsidiaries is a party or by which any of them is bound, (B) any  statute,

ordinance  or  other  law  to  which  Gould  or  any of its subsidiaries is subject,  (C)  any  rule  or regulation of any governmental  agency  having jurisdiction over Gould or any of its subsidiaries, (D) any license, permit

or  other  governmental  authorization   held   by  Gould  or  any  of  its

subsidiaries   of   which   that   counsel   is  aware,  after   reasonable

investigation, or (E) any order or decree of which  that  counsel is aware,

after  a  reasonable  investigation,  of  any court or governmental  agency having jurisdiction over Gould or any of its  subsidiaries  or any of their assets;  and  (v)  no  governmental  filings, authorizations, approvals  or consents or other governmental action  are  required  to  permit  Gould  to fulfill  all  its  obligations  under  this Agreement and each of the Gould

Agreements.





	  5.2  CONDITIONS PRECEDENT TO OBLIGATIONS OF GOULD TO ENCORE.  The

obligations of Gould to Encore at the Closing  are subject to the following conditions (any or all of which may be waived by Gould):

	  (a)  The representations and warranties  of  Encore  contained in this  Agreement  will be true and correct in all material respects  at  the date of the Closing  with  the same effect as though made at that date, and

Encore will have delivered to  Gould  a  certificate  dated  that  date and signed by the President or a Vice President of Encore to that effect.

	  (b)  Encore will have fulfilled in all material respects all  its obligations  under  this  Agreement  required  to have been fulfilled at or prior to the Closing.

	  (c)  No order will have been entered by any court or governmental authority  and be in force which invalidates this  Agreement  or  restrains

Encore from  completing  the  transactions  which  are  the subject of this

Agreement.

	  (d)  Gould  will  have  received  an  opinion of Choate,  Hall  &

Stewart, counsel to Encore, substantially in the form of EXHIBIT 5.2-D

Esq., General Counsel of Encore, substantially in the form of EXHIBIT  5.2-

E.

	  (f)  The  consents of third parties listed on EXHIBIT 3.2-B shall have been obtained and  shall  be  in  form  and  substance satisfactory to

Gould.

			    ARTICLE VI

			ABSENCE OF BROKERS

	  6.1  REPRESENTATIONS  REGARDING  BROKERS.   Each  party  to  this

Agreement represents and warrants to each other  party that nobody acted as a  broker,  a  finder  or  in any similar capacity in connection  with  the transactions which are the subject  of  this Agreement.  Each party to this

Agreement indemnifies each other party against,  and  agrees  to  hold each such  other  party  harmless  from, all liabilities and expenses (including reasonable attorneys' fees) in  connection  with  any  claim  by anyone for compensation as a broker, a finder or in any similar capacity by  reason of services  allegedly  rendered to the indemnifying party in connection  with the transactions which are the subject of this Agreement.

			    ARTICLE VII

			   MISCELLANEOUS

	  7.1  DEFINITION  OF SUBSIDIARY.  As used in  this  Agreement with

respect to any specified entity,  the  term   "subsidiary"  means any other

entity with respect to which such specified entity, directly or indirectly,

beneficially  owns  fifty percent or more in value of the equity  interests in, or holds the voting  control  of  fifty  percent  or more of the voting equity interests in, such other entity.

	  7.2  REIMBURSEMENT  FOR  EXPENSES  OF TRANSACTION.   Encore  will

reimburse Gould for all out-of-pocket expenses  of Gould in connection with the transactions which are the subject of this Agreement  and in connection with the preparation, negotiation, execution and delivery of this Agreement

and  the  documents,  instruments  and  agreements  referred  to  in   this

Agreement.   Encore  will  bear  its  own  expenses  in connection with the transactions which are the subject of this Agreement and in connection with the preparation, negotiation, execution and delivery of  this Agreement and the documents, instruments and agreements referred to in this Agreement.

	  7.3  ENTIRE   AGREEMENT.   This  document,  together   with   the

documents and agreements  to  be  delivered  as provided in this Agreement,

matter   of   this  Agreement  and  those  other  documents.    All   prior

negotiations, understandings  and  agreements  between Encore and Gould are superseded by this Agreement and such other documents,  and  there  are  no representations,  warranties,  understandings  or agreements concerning the transactions  which  are  the  subject of this Agreement  and  those  other documents, other than those expressly set forth in this Agreement and those other documents.

	  7.4  EFFECT OF HEADINGS.   The article and paragraph headings are

for reference only, and do not affect the meaning or interpretation of this

Agreement.

	  7.5  PROHIBITION AGAINST ASSIGNMENT.   Neither this Agreement nor

any right of any party under it may be assigned by any party hereto without the consent of the other parties and any purported  assignment in violation hereof shall be null and void.

	  7.6  NOTICES.   Any  notice  or other communication  required  or

permitted to be given under this Agreement  must  be in writing and will be deemed effective when delivered in person or sent by facsimile, if promptly confirmed in writing, or on the third day after the  day on which mailed by first class mail from within the United States of America, to the following addresses:

	  If to Encore:

	       Encore Computer Corporation
	       6901 West Sunrise Boulevard
	       Fort Lauderdale, Florida  33313
	       Attention:  Kenneth G. Fisher
	       Facsimile no.:  (305) 797-5719

	  with a copy to:

	       Choate, Hall & Stewart
	       Exchange Place
	       53 State Street
	       Boston, Massachusetts 02109
	       Attention:  Cameron Read, Esq.
	       Facsimile No.:  (617) 284-4000

	  If to Gould:

	       Gould Electronics Inc.
	       35129 Curtis Boulevard
	       Eastlake, Ohio  44095
	       Attention:  General Counsel
	       Facsimile No.:  (216) 953-5120






	  with a copy to:

	       Rogers & Wells
	       200 Park Avenue
	       New York, New York  10166
	       Attention:  David W. Bernstein, Esq.+

	  7.7  GOVERNING  LAW.   This Agreement will be  governed  by,  and

construed  under, the laws of the State  of  New  York  without  regard  to principles of conflicts of law.



	  7.8 AMENDMENTS. This Agreement may be amended only bya document in writing signed by Gould and Encore.


	  7.9  COUNTERPARTS. This Agreement may be executed in  two or more counterparts,  each  of  which will be deemed an original, but all of which together will constitute one and the same  agreement.





	  This Agreement has  been  executed  on  the  day set forth on the first page and constitutes a binding agreement between the parties to it.

ENCORE COMPUTER CORPORATION        GOULD ELECTRONICS INC.


By:                                By:
   Name:                              Name:
   Title:                             Title:


NC104157.5



















				       EXHIBITS


Exhibit 1.1                   Certificate of Designations of Series H
			      Convertible Stock

Exhibit 2.2-B                 Registration Agreement

Exhibit 2.2-C                 Stockholders Agreement Amendment

Exhibit 3.1-C Governmental Filings, Authorizations, Approvals or Consents of Encore

Exhibit 3.1-E                 Issued Options, Warrants or Convertible
			      Securities and Agreements

Exhibit 3.1-G                 Subsidiaries

Exhibit 3.1-H                 Material Adverse Changes

Exhibit 3.1-I                 Tax Return Information

Exhibit 3.1-K                 Environmental Violations

Exhibit 3.2-B                 Conflicts

Exhibit 3.2-C                 Governmental Filings, Authorizations,
			      Approvals or Consents of Gould

Exhibit 4.1-C                 Issuance of Stock

Exhibit 5.2-D                 Form of opinion of Choate, Hall & Stewart

Exhibit 5.2-E                 Form of opinion of In-House Counsel to Encore



NC104157.5






















		       CERTIFICATE OF DESIGNATIONS,
		      POWERS, RIGHTS AND PREFERENCES
		  OF SERIES H CONVERTIBLE PREFERRED STOCK
				    OF
			ENCORE COMPUTER CORPORATION


	  ENCORE COMPUTER CORPORATION, a corporation organized and existing by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY:

	  That, pursuant to the authority conferred upon the Board of Directors of the corporation by the certificate of incorporation and in accordance with the provisions of Section 151 of the General Corporation Law of the State of Delaware, the Board of Directors of the corporation, at a meeting held on April 16, 1996, duly adopted a resolution designating the designations, powers, rights and preferences relating to its Series H Convertible Preferred Stock as follows:

	  "RESOLVED, that the Board of Directors (the "Board") of Encore Computer Corporation (the "Corporation") authorizes the issuance of a series of preferred stock consisting of 1,000,000 shares and the Board fixes the powers, designations, preferences and relative, participating, optional or other rights, and the qualifications, limitations or restrictions thereof, of the shares of that series as follows:

	  1. DESIGNATION AND AMOUNT. The designation of the series of preferred stock authorized by this resolution will be the Series H Convertible Preferred Stock (the "Series H Convertible Stock"). The total number of shares of Series H Convertible Stock will be 1,000,000 shares. These shares may be issued for any purpose determined by the Board of Directors.

	  2.   DIVIDENDS AND DISTRIBUTIONS.

	       (a) Holders of shares of Series H Convertible Stock will be entitled to receive, when, as and if declared by the Board out of funds of the Corporation legally available for the payment of dividends, an annual cash dividend per share equal to $6.00, payable in equal quarterly installments of $1.50 per share each on January 15, April 15, July 15 and October 15 of each year, commencing July 15, 1996 (each a "Dividend Payment Date"), except that the annual cash dividend payable in 1996 will be $4.25 per share and the quarterly installment payable on July 15, 1996 will be $1.50 per share. Dividends on the Series H Convertible Stock will be cumulative from the date of initial issuance of shares of Series H Convertible Stock. The Corporation will not, however, be required to pay a cash dividend unless that cash dividend can be paid out of Stockholders Equity in excess of $50,000,000. To the extent the Corporation does not have sufficient Stockholders Equity to be able to pay a dividend on the Series H Convertible Stock out of Stockholders Equity in excess of $50,000,000, the Corporation will have the option to (i) pay the portion of the dividend which cannot be paid out of Stockholders Equity in excess of $50,000,000 by distributing on the applicable Dividend Payment Date to each holder of record on the applicable Record Date, shares of Series H Convertible Stock with a Liquidation Preference equal to the amount of the cash dividend which cannot be paid out of Stockholders Equity in excess of $50,000,000, or (ii) accumulate that portion of the dividend on the Series H Convertible Stock and pay it in cash when, and to the extent, it can be paid in cash out of Stockholders Equity in excess of $50,000,000. For the purposes of the Series H Convertible Stock, the term "Stockholders Equity" will mean (i) the stockholders equity of the Corporation computed in accordance with generally accepted accounting principles applied in the same manner they are applied in preparing reports filed with the Securities and Exchange Commission (or, if no reports are filed with the Securities and Exchange Commission, applied as they are applied in preparing the Corporation's annual report to stockholders) plus (ii) the aggregate liquidation preference of all outstanding shares of the Corporation's preferred stock which is not included in the stockholders equity of the Corporation calculated in accordance with the preceding clause (i). Each dividend will be payable to holders of record of the Series H Convertible Stock on a date fixed by the Board (a "Record Date") which is not more than 60 days nor less than 10 days before the Dividend Payment Date. No Record adopted.

	       (b) Unless and until all accumulated dividends on the Series H Convertible Stock have been paid in cash or, to the extent permitted by subparagraph 2(a), in shares of Series H Convertible Stock, the Corporation may not (i) declare or pay any dividend, make any distribution (other than a distribution solely of Common Stock), or set aside any funds or other assets for payment or distribution, with regard to any Junior Shares or, except as provided in the last sentence of this subparagraph 2(b) or the second sentence of Paragraph 4, any Parity Shares or (ii) redeem or repurchase (directly or through subsidiaries), or set aside any funds or other assets for the redemption or repurchase of, any Junior Shares or any Parity Shares. In any event, the Corporation may not declare or pay any dividend, make any distribution (other than a distribution solely of Common Stock), or set aside any funds or other assets for payment or distribution, with regard to any Junior Shares or Parity Shares, or redeem or repurchase (directly or through subsidiaries), or set aside any funds or other assets for the redemption or repurchase of, any Junior Shares or Parity Shares, to the extent the dividend, distribution, redemption, repurchase or setting aside of funds or assets would reduce Stockholders Equity below $50,000,000. As used with regard to the Series H Convertible Stock, the term "Junior Shares" means all shares of every class or series of stock of the Corporation to which the shares of Series H Convertible Stock rank prior. If the Series H Convertible Stock ranks prior to another class or series of preferred stock as to some matters, but not as to other matters, shares of the other class or series are "Junior Shares" with regard to the matters as to which the Series H Convertible Stock ranks prior to the other class or series but not as to other matters. As used with regard to the Series H Convertible Stock, the term "Parity Shares" means any class or series of preferred stock which ranks on a parity with the shares of Series H Convertible Stock. If the Series H Convertible Stock ranks on a parity with another class or series of preferred stock as to some matters, but not as to other matters, shares of the class or series are "Parity Shares" with regard to the matters as to which the Series H Convertible Stock ranks on a parity but not as to other matters. At any time when there are accumulated dividends on the Series H Convertible Stock and on any Parity Shares which have not been paid in full, no dividends will be paid or set aside with regard to the Parity Shares unless at the same time dividends are paid or set aside with regard to the Series H Convertible Stock constituting at least the same percentage of the accumulated dividends on the Series H Convertible Stock that the dividend on the Parity Stock is of the accumulated dividends on the Parity Stock.



	  3. RANKING. The shares of Series H Convertible Stock rank prior to all shares of all classes and series of Common Stock of the Corporation and all shares of all classes and series of preferred stock of the Corporation other than any class or series of preferred stock which is designated, with the approval of the holders of 66-2/3% of the shares of Series H Convertible Stock which are outstanding at the time the designation is made (or such greater percentage of the outstanding shares of Series H Convertible Stock as is required by law), as ranking prior to, or on a parity with, the shares of Series H Convertible Stock with regard to the right to receive dividends, the right to receive distributions on the liquidation, dissolution or winding up of the Corporation, or with regard to any other matters. The shares of Series H Convertible Stock rank prior to the shares of Series B Convertible Preferred Stock, Series D Convertible Preferred Stock, Series E Convertible Preferred Stock and Series F Convertible Preferred Stock and Series G Convertible Preferred Stock in all respects.

	  4. LIQUIDATION. Upon the liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, the holders of the Series H Convertible Stock will be entitled to receive out of the assets of the Corporation available for distribution to its stockholders, whether from capital, surplus or earnings, before any distribution is made to holders of any Junior Shares, an amount equal to $100 per share (the "Liquidation Preference") plus an amount equal to all dividends (whether or not earned or declared) accumulated and unpaid on the shares of Series H Convertible Stock to the date of final distribution. If, upon any liquidation, dissolution or winding up of the Corporation, the assets of the Corporation, or proceeds of those assets, available for distribution to are insufficient to pay in full the preferential amount payable to the holders of shares of Series H Convertible Stock described in the preceding sentence and the preferential amount payable to any Parity Shares upon liquidation, dissolution or winding up of the Corporation, then the assets, or the proceeds of those assets which are available for distribution to the holders of shares of Series H Convertible Stock and to the holders of such Parity Shares, will be distributed to the holders of the Series H Convertible Stock and to the holders of such Parity Shares ratably in proportion to the full amounts to which they each are entitled. After payment of the full amount of the Liquidation Preference and accumulated dividends to which holders of shares of Series H Convertible Stock are entitled, the holders of shares of Series H Convertible Stock will not be entitled to any further participation in any distribution of assets by the Corporation. For the purposes of this Paragraph, neither a consolidation or merger of the Corporation with or into any other corporation, nor a sale or transfer of all or any part of the Corporation's assets for cash or securities, will be considered a liquidation, dissolution or winding up of the Corporation.

	  5.   OPTIONAL CONVERSION.

	       (a) Subject to and upon compliance with the provisions of this Paragraph 5, each holder of shares of Series H Convertible Stock will have the right, at the holder's option, at any time, to convert all or any of the shares of the Series H Convertible Stock into a number of fully paid and nonassessable shares of Common Stock (calculated as to each conversion to the nearest 1/100th of a share) equal to the Liquidation Preference (as defined in Paragraph 4) of the shares surrendered for conversion divided by the Conversion Price (as defined in subparagraph 5(d)).



	       (b) (i) In order to exercise the conversion privilege, the holder of each share of Series H Convertible Stock to be converted will surrender the certificate representing that share to the conversion agent for the Series H Convertible Stock appointed by the Corporation (which may be the Corporation itself), with the Notice of Election to Convert on the back of that certificate duly completed and signed, together with funds equal to the Dividend Amount, if any, required to be paid under subparagraph 5(b)(iii), at the principal office of the conversion agent. If the shares issuable on conversion are to be issued in a name other than the name in which the shares of Series H Convertible Stock are registered, each share surrendered for conversion must be accompanied by instruments of transfer, in form satisfactory to the Corporation, duly executed by the holder or the holder's duly authorized attorney and by funds in an amount sufficient to pay any transfer or similar tax.

		    (ii) Each conversion will be at the Conversion Price in effect at the close of business on the date when all the conditions in subparagraph 5(b)(i) have been satisfied.

		   (iii) The holders of record of shares of Series H Convertible Stock at the close of business on a dividend payment Record Date will be entitled to receive the dividend payable on those shares on the corresponding Dividend Payment Date notwithstanding the conversion of the shares after the dividend payment Record Date or the Corporation's default in payment of the dividend due on the Dividend Payment Date. However, shares of Series H Convertible Stock surrendered for conversion during the period between the close of business on any dividend payment Record Date and the opening of business on the corresponding Dividend Payment Date must be accompanied by payment of an amount equal to the dividend payable on the shares on the Dividend Payment Date (the "Dividend Amount"). The holders of shares of Series H Convertible Stock on a dividend payment Record Date who (or whose transferees) convert any of those shares on or after the corresponding Dividend Payment Date will receive the dividend payable by the Corporation on those shares of Series H Convertible Stock on the Dividend Payment Date, and need not include payment of the Dividend Amount upon surrender of those shares for conversion. Except as provided above, the Corporation will make no payment or adjustment for accrued and unpaid dividends on shares of Series H Convertible Stock, whether or not in arrears, on conversion of those shares, or for dividends on the shares of Common Stock issued upon the conversion.
+
a holder of certificates for shares of Series H Convertible Stock in accordance with this subparagraph 5(b), the Corporation will issue and will deliver at the office of the conversion agent to the holder, or on the holder's written order, a certificate or certificates for the number of full shares of Common Stock issuable upon the conversion of the shares of Series H Convertible Stock in accordance with the provisions of this Paragraph 5. Any fractional interest in respect of a share of Common Stock arising upon a conversion will be settled as provided in subparagraph 5(c).

		     (v) Each conversion will be deemed to have been effected immediately prior to the close of business on the date on which all the conditions specified in subparagraph 5(b)(i) have been satisfied, and the person in whose name any certificate for shares of Common Stock will be issuable upon a conversion will be deemed to have become the holder of record of the shares of Common Stock represented by that certificate at that time, unless the stock transfer books of the Corporation are closed on that date, in which event that person will be deemed to have become the holder of record at the close of business on the next succeeding day on which the stock transfer books are open. All shares of Common Stock delivered upon conversion of Series H Convertible Stock will upon delivery be duly and validly issued and fully paid and nonassessable, free of all liens and charges and not subject to any preemptive rights. Upon the surrender of certificates representing shares of Series H Convertible Stock to be converted and compliance with all the other requirements of subparagraph 5(b)(i), the shares represented by those certificates will no longer be deemed to be outstanding and all rights of a holder with respect to those shares will immediately terminate, except the right to receive the Common Stock or other securities, cash or other assets to be issued or distributed as a result of the conversion.

	       (c) No fractional shares or securities representing fractional shares of Common Stock will be issued upon conversion of Series H Convertible Stock. Any fractional interest in a share of Common Stock resulting from conversion of shares of Series H Convertible Stock will be paid in cash (computed to the nearest cent) based on the Current Market Price (as defined in subparagraph 5(d)(v)) of the Common Stock on the Trading Day (as defined in subparagraph 5(d)(v)) next preceding the day of conversion. If more than one share of Series H Convertible Stock is surrendered for conversion at one time by the same holder, the number of full shares of Common Stock issuable upon the conversion will be computed on the basis of all the shares of Series H Convertible Stock so surrendered.

	       (d)  The   "Conversion   Price"   per   share  of  Series  H
Convertible Stock will be $3.25, subject to adjustment from time to time as follows:

		     (i) In case the Corporation (A) pays a dividend or makes a distribution on its Common Stock in shares of its Common Stock, (B) subdivides its outstanding Common Stock into a greater number of shares, or
(C) combines its outstanding Common Stock into a smaller number of shares, the Conversion Price in effect immediately prior to that event will be adjusted so that the holder of any share of Series H Convertible Stock surrendered for conversion after that event will be entitled to receive the number of shares of Common Stock of the Corporation which the holder would have been entitled to receive if the share had been converted immediately prior to the happening of the event (or, if there is more than one such event, if the share had been converted immediately before the first of those events and the holder had retained all the Common Stock or other securities or assets received after the conversion). An adjustment made pursuant to this subparagraph 5(d)(i) will become effective immediately after the record date in the case of a dividend or distribution except as provided in subparagraph 5(d)(viii), and will become effective immediately after the effective date in the case of a subdivision or combination. If any dividend or distribution is not paid or made, the Conversion Price then in effect will be appropriately readjusted.

		    (ii) In case the Corporation issues rights or warrants to all holders of its Common Stock entitling them (for a period expiring within 45 days after the record date for issuance of the rights or warrants) to subscribe for or purchase Common Stock at a price per share less than the Current Market Price (as defined in subparagraph 5(d)(v)) of entitled to receive the rights or warrants, the Conversion Price in effect immediately prior to the issuance of the rights or warrants will be adjusted so that it will equal the price determined by multiplying the Conversion Price in effect immediately prior to the date of issuance of the rights or warrants by a fraction of which the numerator will be the number of shares of Common Stock outstanding on the date of issuance of the rights or warrants plus the number of shares of Common Stock which the aggregate exercise price of all the rights or warrants would purchase at the Current Market Price at that record date, and of which the denominator will be the number of shares of Common Stock outstanding on the date of issuance of the rights or warrants plus the number of additional shares of Common Stock issuable on exercise of all the rights or warrants. The adjustment provided for in this subparagraph 5(d)(ii) will be made successively whenever any rights or warrants are issued, and will become effective immediately, except as provided in subparagraph 5(d)(viii), after each record date. In determining whether any rights or warrants entitle the holders of the Common Stock to subscribe for or purchase shares of Common Stock at less than the Current Market Price, and in determining the aggregate offering price of the shares of Common Stock issuable on the exercise of rights or warrants, there will be taken into account any consideration received by the Corporation for the rights or warrants, with the value of that consideration, if other than cash, to be determined by the Board (whose determination, if made in good faith, will be conclusive). If any rights or warrants which led to an adjustment of the Conversion Price expire without being exercised, the Commission Price in effect when fee rights or warrants expire will be appropriately readjusted.

		   (iii) In case the Corporation distributes to all holders of its Common Stock any shares of capital stock of the Corporation (other than Common Stock) or evidences of indebtedness or assets (excluding cash dividends or distributions paid from retained earnings of the Corporation) or rights or warrants to subscribe for or purchase any of its securities (excluding those referred to in subparagraph 5(d)(ii)) then, in each such case, the Conversion Price will be adjusted so that it will equal the price determined by multiplying the Conversion Price in effect immediately prior to the date of the distribution by a fraction of which the numerator will be the Current Market Price of the Common Stock on the record date for the distribution less the then fair market value (as determined by the Board, whose determination, if made in good faith, shall be conclusive) of the capital stock or assets or evidences of indebtedness so distributed, or of the rights or warrants so distributed, with respect to one share of Common Stock, and of which the denominator will be the Current Market Price of the Common Stock on the record date. Each adjustment will, except as provided in subparagraph 5(d)(viii), become effective immediately after the record date for the determination of the stockholders entitled to receive the distribution. If any such distribution is not made or if any rights or warrants expire or terminate without having been exercised, the Conversion Price then in effect will be appropriately readjusted.

		    (iv) In case of any reclassification or change of outstanding shares of Common Stock (other than a change in par value, or as a result of a subdivision or combination), or in case of any consolidation of the Corporation with, or merger of the Corporation with or into, any other entity that results in a reclassification, change, conversion, exchange or cancellation of outstanding shares of Common Stock, or any sale or transfer of all or substantially all of the assets of the Corporation, upon conversion of Series H Convertible Stock, the holder of the Series H Convertible Stock will be entitled to receive the kind and amount of securities, cash and other property which the holder would have received if the holder had converted the shares of Series H Convertible Stock into Common Stock immediately before the first such reclassification, change, consolidation, merger, sale or transfer and had retained all the securities, cash and other assets received as a result of all the reclassifications, changes, consolidations, mergers, sales or transfers.

		     (v) For the purpose of any computation under subparagraphs 5(d)(ii) and 5(d)(iii) above, the "Current Market Price" of the Common Stock at any date will be the average of the last reported sale prices per share on each of the thirty consecutive Trading Days (as defined below) preceding the date of the computation. The last reported sale price on each day will be (A) the last reported sale price of the Common Stock on the National Market of the National Association of Securities Dealers, Inc. system of automated dissemination of quotations of securities prices then in common use, if so quoted, or (B) if not quoted as described in clause
(A), the mean between the high bid and low asked quotations for the Common Stock as reported by National Quotation Bureau Incorporated if at least two securities dealers have inserted both bid and asked quotations for the Common Stock on at least five of the ten preceding Trading Days, or (C) if the Common Stock is listed or admitted for trading on any national securities exchange (whether or not it is also quoted on the NASDAQ National Market), the last sale price, or the closing bid price if no sale occurred, of the Common Stock on the principal securities exchange on which the Common Stock is listed. If the Common Stock is quoted on a national securities or central market system, in lieu of a market or quotation system described above, the last reported sale price will be determined in the manner set forth in clause (B) of the preceding sentence if bid and asked quotations are reported but actual transactions are not, and in the manner set forth in clause (C) of the preceding sentence if actual transactions are reported. If the Common Stock is not quoted or traded as described in any of clause (A), (B) or (C), the Current Market Price of the Common Stock on a day will be the fair market value of the Common Stock on that day as determined by a member firm of the New York Stock Exchange, Inc. selected by the Corporation. As used with regard to the Series H Convertible Stock, the term "Trading Day" means (x) if the Common Stock is quoted on the NASDAQ National Market or any similar system of automated dissemination of quotations of securities prices, a day on which trades may be made on such system, or (y) if not quoted as described in clause (x), a day on which quotations are reported by the National Quotation Bureau Incorporated, or (z) if the Common Stock is listed or admitted for trading on any national securities exchange (whether or not it is also quoted on the NASDAQ National Market), a day on which that national securities exchange is open for business.

		    (vi) No adjustment in the Conversion Price will be required unless the adjustment would require a change of at least 1% in the Conversion Price; PROVIDED, HOWEVER, that any adjustments which by reason of this subparagraph 5(d)(vi) are not required to be made will be carried forward and taken into account in any subsequent adjustment; and PROVIDED, FURTHER, that adjustment will be required and made in accordance with the provisions of this Paragraph 5 (other than this subparagraph 5(d)(vi)) not later than such time as may be required in order to preserve the tax-free nature of a distribution to the holders of shares of Common Stock. All calculations under this Paragraph 5 will be made to the nearest cent or to the nearest one hundredth of a share, as the case may be.





		   (vii)  Whenever  the  Conversion  Price is adjusted, the
Corporation  will  promptly  send  each  holder  of  record  of   Series  H
Convertible Stock a notice of the adjustment of the Conversion Price setting forth the adjusted conversion Price and the date on which the adjustment becomes effective and containing a brief description of the events which caused the adjustment.

		  (viii) In any case in which this subparagraph 5(d) provides that an adjustment will become effective immediately after a record date for an event, the Corporation may defer until the occurrence of the event (i) issuing to the holder of any share of Series H Convertible Stock converted after the record date and before the occurrence of the event the additional shares of Common Stock issuable upon the conversion by reason of the adjustment required by the event over and above the Common Stock issuable upon the conversion before giving effect to the adjustment and (ii) paying to the holder any amount in cash in lieu of any fractional share pursuant to subparagraph 5(c) above.

	       (e)   If:

		     (i) the Corporation declares a dividend (or any other distribution) on the Common Stock (other than in cash out of retained earnings); or

		    (ii) the Corporation authorizes the granting to the holders of the Common Stock of rights or warrants to subscribe for or purchase any shares of any class or any other rights or warrants; or

		   (iii) there is any reclassification of the Common Stock and other than a change in the par value, or from par value to no par value, or from no par value to par value), or any consolidation, merger, or statutory share exchange to which the Corporation is a party and for which approval of any stockholders of the Corporation is required, or any sale or transfer of all or substantially all the assets of the Corporation; or

		    (iv) there is a voluntary or an involuntary dissolution, liquidation or winding up of the Corporation; then the Corporation will cause to be mailed to the holders of record of shares of the Series H Convertible Stock at their addresses as shown on the stock books of the Corporation, at least 15 days prior to the applicable date specified below, a notice stating (A) the date on which a record is to be taken for the purpose of the dividend, distribution or grant of rights or warrants, or, if a record is not to be taken, the date as of which the holders of Common Stock of record to be entitled to the dividend, distribution or rights or warrants are to be determined or (B) the date on which the reclassification, consolidation, merger, statutory share exchange, sale, transfer, dissolution, liquidation or winding up is expected to become effective, and the date as of which it is expected that holders of Common Stock of record will be entitled to exchange their shares of Common Stock for securities or other property deliverable upon the reclassification, consolidation, merger, statutory share exchange, sale, transfer, dissolution, liquidation or winding up. Failure to give any such notice or any defect in the notice will not affect the legality or validity of the proceedings described in this subparagraph 5(e).

	       (f)




		     (i) The Corporation will at all times reserve and keep available, free from preemptive rights, out of its authorized but unissued shares of Common Stock or its issued shares of Common Stock held in its treasury, or both, for the purpose of effecting conversions of the Series H Convertible Stock, the maximum number of shares of Common Stock which the Corporation would be required to deliver upon the conversion of all the outstanding shares of Series H Convertible Stock. For the purposes of this subparagraph 5(f), the number of shares of Common Stock which the Corporation would be required to deliver upon the conversion of all the outstanding shares of Series H Convertible Stock will be computed as if at the time of the computation all the outstanding shares were held by a single holder.

		    (ii) Before taking any action which would cause an adjustment reducing the Conversion Price below the then par value (if any) of the shares of Common Stock deliverable upon conversion of the Series H Convertible Stock, the Corporation will take any corporate action which may, in the opinion of its counsel, be necessary in order that the Corporation may validly and legally issue fully paid and non-assessable shares of Common Stock at the adjusted Conversion Price.
		   (iii) The Corporation will endeavor to list the shares of Common Stock required to be delivered upon conversion of the Series H Convertible Stock, prior to the delivery, upon each national securities exchange, if any, upon which the outstanding Common Stock is listed at the time of delivery.

		    (iv) Prior to the delivery of any securities which the Corporation will be obligated to deliver upon conversion of the Series H Convertible Stock, the Corporation will endeavor, in good faith and as expeditiously as possible, to comply with all federal and state laws and regulations requiring the registration of those securities with, or any approval of or consent to the delivery of those securities by, any governmental authority.

	       (g) The Corporation will pay any documentary stamp or similar issue or transfer taxes payable in respect of the issue or delivery of shares of Common Stock on conversion of the Series H Convertible Stock; PROVIDED, HOWEVER, that the corporation will not be required to pay any tax which may be payable in respect of any transfer involved in the issue or delivery of shares of Common Stock in a name other than that of the holder of the Series H Convertible Stock to be converted and no such issue or delivery will be made unless and until the person requesting the issue or delivery has paid to the Corporation the amount of any such tax or has established, to the satisfaction of the Corporation, that the tax has been

	       (h) If at any time the issuance of Common Stock on conversion of the Series H Convertible Stock would, in the written opinion of counsel to the Corporation, create a likelihood that the United States Defense Investigative Service would withdraw a facility security clearance held by the Corporation or a subsidiary, the stock to be issued upon a conversion at that time will be a number of shares of Series A Convertible Participating Preferred Stock which is convertible into the number of shares of Common Stock which otherwise would be issued on the conversion.

	       (i) No holder of shares of Series H Convertible Stock shall have the right to convert all or any of such shares into shares of Common Stock, pursuant to this Paragraph 5, unless (i) such holder is a citizen of the United States of America or a corporation or other entity of which a majority of the outstanding shares or other equity interests are owned of record and, to the best of the knowledge of the corporation or other entity, beneficially, by citizens of the United States of America, or (ii) the Corporation is instructed to issue the Common Stock to be issued upon the conversion to, or as instructed by, the underwriters of an underwritten public offering in respect of which there are at least one hundred beneficial.purchasers of the shares sold in the offering.

	  6.   MANDATORY CONVERSION.

	       (a) The Corporation may, by a notice (a "Notice of Mandatory Conversion") given to the holders of the Series H Convertible Stock at a time when (i) the last sale price of the Common Stock quoted on the NASDAQ National Market, or the last sale price of the Common Stock in trading on the principal national securities exchange on which the Common Stock is traded, exceeded $3.90, but not less than 120% of the then Conversion Price, per share for each of the 20 Trading Days next preceding the day on which the notice is given, and (ii) there is a signed contract (which may be a firm commitment underwriting contract or any other form of purchase contract) by which a buyer or group of buyers with the financial ability to carry out their obligations under the contract are either (X) contractually committed to purchase for at least $3.90, but not less than 120% of the then Conversion Price, per share at least 50% of the shares of Common Stock into which all the outstanding Series H Convertible Stock will be converted at the Conversion Price then in effect or (Y) contractually committed, to purchase for at least $3.50 per share, but not less than 107.69% of the then Conversion Price, at least 75% of the shares of Common Stock into which all the outstanding shares of Series H Convertible Stock will be converted at the Conversion Price then in effect, require the holders of all (but not less than all) the outstanding Series H Convertible Stock to convert their Series H Convertible Stock into Common Stock on a date specified in the notice (which may be the date the notice is given or any other date which is not more than 60 days after the date the notice is given) for the Conversion Price, calculated as provided in subparagraph 5(d), in effect on the day the notice is given.

	       (b) If the Corporation gives a Notice of Mandatory Conversion as provided in subparagraph 6(a), the holders of the outstanding Series H Convertible Stock will be deemed to have surrendered the certificates representing their shares of Series H Convertible Stock for conversion at the close of business on the conversion date specified in the Notice of Mandatory Conversion, and, regardless of whether they do or do not surrender those shares for conversion, at the close of business on that date (i) the certificates representing the shares of Series H Convertible Stock will cease to represent anything other than the right to receive the shares of Common Stock or cash, other securities or other assets issuable upon conversion of the shares of Series H Convertible Stock and (ii) the Corporation may, at its option (the exercise of which will be described in the Notice of Mandatory Redemption), either (A) issue the shares of Common Stock, or distribute the cash, other securities or other assets, to which the holders of the Series H Convertible Stock are entitled without requiring the surrender of the certificates which formerly represented shares of Series H Convertible Stock, or (B) set aside in trust for the respective holders of certificates which formerly represented Series H Convertible Stock, the cash, securities and other assets (other than Common Stock, which need not be set aside) to which those holders are entitled and issue or distribute the Common Stock, cash, other securities or other assets which each former holder of Series H Convertible Stock is entitled certificates which represented the Series H Convertible Stock and complies with the other requirements of subparagraph 5(b)(i). Any interest on funds set aside for distribution to former holders of Series H Convertible Stock will belong to the Corporation.

	       (c) If the Corporation presents to the holders of the Series H Convertible Stock a form of firm commitment underwriting agreement or other purchase contract relating to a purchase by a buyer or group of buyers meeting the requirements set forth in subparagraph 6(a) relating to
(x) a purchase for at least $3.90 per share, but not less than 120% of the then Conversion Price, of at least 50% of the shares of Common Stock into which all the outstanding shares of Series H Convertible Stock are convertible at the Conversion Price then in effect or (y) to purchase for at least $3.50 per share, but not less than 107.69% of the then Conversion Price, at least 75% of the shares of Common Stock into which all the outstanding shares of Series H Convertible Stock will be converted at the Conversion Price then in effect, which underwriting contract or other purchase contract contains customary terms and conditions (but requires no representations or warranties from a selling stockholder other than representations that, when Common Stock is issued to that selling stockholder on conversion of the Series H Convertible Stock, the selling stockholder will own that Common Stock and have the right and ability to sell it to the buyer or group of buyers free and clear of any liens or encumbrances, and will impose no obligations on a selling stockholder other than (x) the obligation to deliver certificates representing the Common Stock (assuming they are issued) upon payment of the purchase price for them, and (y) the obligation to indemnify the buyer or group of buyers against liability or damages resulting from any misstatement by the selling stockholder of a material fact regarding the selling stockholder, or omission by the selling stockholder to state a material fact necessary to make the statements made by the selling stockholder regarding the selling stockholder not misleading), and the Corporation notifies the holders of the Series H Convertible Stock that the buyer or group of buyers has signed, or agreed to sign, the contract subject to signature by the holders of the Series H Convertible Stock, the condition in clause (ii) of subparagraph 6(a) will be deemed waived, and not to be a prerequisite to required conversion, by each holder of Series H Convertible Stock who does not, within 10 days after the contract is presented to the holder, agree to sign a copy of the contract, or authorize the Corporation to sign a copy of the contract as attorney in fact for the holder.

	  7. STATUS. Upon any conversion, exchange or redemption of shares of Series H Convertible Stock, the shares of Series H Convertible Stock so converted, exchanged or redeemed shall not be reissued thereafter as shares of such series, but will have the status of authorized and unissued shares of preferred stock, and the number of shares of preferred stock which the Corporation will have authority to issue will not be decreased by the conversion, exchange or redemption of shares of Series H Convertible Stock.

	  8. VOTING RIGHTS. (a) The holders of shares of Series H Convertible Stock will have no voting rights, except any voting rights to which they may be entitled under the laws of the State of Delaware and except as otherwise expressly provided in this resolution.

	       (b) So long as any shares of the Series H Convertible Stock remain outstanding, the Corporation will not, either directly or indirectly, or through merger or consolidation with or into any other corporation, without the affirmative vote at a meeting or the written consent with or without a meeting of the holders of at least 66-2/3% of the outstanding shares of Series H Convertible Stock, (i) create or issue or increase the authorized number of shares of any class or series of stock ranking prior to or on a parity with the Series H Convertible Stock either as to dividends or upon liquidation, (ii) amend, alter or repeal any of the provisions of the Certificate of Incorporation (including this resolution) so as to affect adversely the preferences, special rights or powers of the Series H Convertible Stock, (iii) authorize any reclassification of the Series H Convertible Stock or (iv) increase the number of shares of Series H Convertible Stock the Corporation may issue. This subparagraph will not prevent (u) the issuance of Series H Convertible Stock which is authorized in Paragraph 1, (v) the issuance of Series B Convertible Preferred Stock which is authorized in Paragraph 1 of the Certificate of Designations, dated January 28, 1991 (the "Series B Certificate of Designation"), (w) the issuance of Series D Convertible Preferred Stock which is authorized in Paragraph 1 of the Certificate of Designations, Powers, Rights and Preferences of Series D Convertible Preferred Stock dated September 10, 1992 (the "Series D Certificate of Designation"), (x) the issuance of Series E Convertible Preferred Stock which is authorized in Paragraph 1 of the Certificate of Designations, Powers, Rights and Preferences of Series E Convertible Preferred Stock dated February 3, 1994 (the "Series E
Certificate of Designation"), (y) the issuance of Series F Convertible Preferred Stock which is authorized in Paragraph 1 of the Certificate of Designations, Powers, Rights and Preferences of Series F Convertible
Preferred Stock dated March 17, 1995 (the "Series F Certificate of Designation") or (z) the issuance of Series G Convertible Preferred Stock which is authorized in Paragraph 1 of the Certificate of Designations, Powers, Rights and Preferences of Series G Convertible Preferred Stock dated August 17, 1995 (the "Series G Certificate of Designation").

	  9.   MISCELLANEOUS

	       (a) Except as otherwise expressly provided, whenever in this resolution a notice or other communication is required or permitted to be given to holders of shares of Series H Convertible Stock, the notice or other communication will be deemed properly given if deposited in the United States mail, postage prepaid, addressed to the persons shown on the books of the Corporation as the holders of the shares at the addresses as they appear in the books of the Corporation, as of a record date or dates determined in accordance with the Corporation's Certificate of Incorporation and By-laws and applicable law, as in effect from time to time.

	       (b) The holders of the Series H Convertible Stock will not have any preemptive right to subscribe for or purchase any shares or any other securities which may be issued by the Corporation.

	       (c)  The   voting   powers,  designations,  preferences  and
relative, participating, optional or other special rights, and qualifications, limitations or restrictions of those powers, designations, preferences and rights, of the Series H Convertible Stock may be amended by
(i) the vote of the Board of Directors, and (ii) the affirmative vote at a meeting or the written consent with or without a meeting of the holders of at least 66-2/3% of the outstanding shares of Series H Convertible Stock.





	       (d) Except as may otherwise be required by law, the shares of Series H Convertible Stock will not have any designations, preferences, limitations or relative rights, other than those specifically set forth in this resolution and in the Certificate of Incorporation.

	       (e) The headings of the various subdivisions of this resolution are for convenience of reference only and will not affect the meaning or interpretation of any of the provisions of this resolution.

	       (f) The preferences, special rights or powers of the Series H Convertible Stock may be waived upon the affirmative vote at a meeting or the written consent with or without a meeting of the holders of (i) at least 66-2/3% of the outstanding shares of Series H Convertible Stock and
(ii) 100% of the shares of Series H Convertible Stock held by or for the benefit of Gould Electronics Inc. and any permitted assignee thereof."

	  IN WITNESS WHEREOF, Encore Computer Corporation has caused this certificate to be made under the seal of the Corporation and signed by Kenneth G. Fisher, its Chief Executive Officer, and attested by _________________, this 16th day of April, 1996.

			      ENCORE COMPUTER CORPORATION


			      By:KENNETH G. FISHER
				 Kenneth G. Fisher
				 Chief Executive Officer


Attest:







NC104157.5






















						  EXHIBIT 2.2-B

		   SEVENTH AMENDED AND RESTATED
		      REGISTRATION AGREEMENT


	  This Seventh Amended and Restated Registration Agreement dated as of  April 16,  1996,  among  Gould  Electronics  Inc.  ("Gould"),  an  Ohio corporation,  for  itself  and as assignee of Gould Inc., EFI International

Inc.  ("EFI"),  a  Delaware  corporation,   Encore   Computer   Corporation

("Encore"), a Delaware corporation, and Indian Creek Capital, Ltd. ("Indian

Creek"), as assignee of Kenneth G. Fisher, and its transferees as permitted under the terms of this Agreement (collectively, Indian Creek and  any such transferees,  the "Management Stockholders") amends and restates the  Sixth

Amended and Restated  Registration  Agreement  dated  as of August 17, 1995 among Gould, EFI, Encore and Indian Creek.


		       W I T N E S S E T H:

	  WHEREAS, Gould currently owns 3,935,900 shares  of  Encore Common

Stock, 73,641 shares of Encore Series A Convertible Participating Preferred

Stock  ("Series  A  Stock"),  684,363 shares of Encore Series B Convertible

Preferred Stock ("Series B Stock"),  122,060  shares  of  Encore  Series  D

Convertible  Preferred Stock ("Series D Stock"), 1,122,938 shares of Encore

Series E Convertible  Preferred Stock ("Series E Stock"), 525,452 shares of

Encore Series F Convertible  Preferred  Stock  ("Series  F Stock"), 563,832

shares  of Encore Series G Convertible Preferred Stock ("Series  G  Stock")

and 350,000  shares of Encore Series H Convertible Preferred Stock ("Series

H Stock"), and  EFI  currently  owns  976,536 shares of Series D Stock (the

Series A Stock, Series B Stock, Series  D  Stock,  Series  E Stock Series F

Stock, Series G Stock and Series H Stock, together, being "Encore Preferred

Stock").   The Encore Preferred Stock collectively is convertible  into  an additional 141,061,977 shares of Encore Common Stock;




	  WHEREAS,  the  Management  Stockholders  currently  own shares of

Series B Stock which are convertible into 1,033,569 shares of Encore Common

Stock; and

	  WHEREAS, Encore, Gould, EFI and the Management Stockholders  wish to  set  forth  certain  registration  rights  which  Gould,  EFI  and  the

Management Stockholders have with respect to shares of Encore Common Stock.

	  NOW,  THEREFORE,  in  consideration  of  the mutual covenants and

	  1.   REGISTRATION ON REQUEST OF GOULD.

	       (a)  Encore  agrees  that  any  time it receives  a  written notice from Gould or EFI that either or both of  Gould  and  EFI desires to sell  Gould  Shares  (as  hereinafter  defined) with a reasonably estimated

public  offering  price  of  $10,000,000  or   more  in  a  transaction  or

transactions requiring registration under the Securities  Act  of  1933, as amended  (the  "Act"), and requesting that Encore effect registration  with respect to the Gould Shares specified in the notice (which, at the election of Gould or EFI,  may be or include a registration of a delayed offering in accordance with Rule 415 under the Act or a successor to that Rule), Encore will, subject to subparagraph  (c)  of  this  Paragraph  1, promptly file a registration  statement  with  the Securities and Exchange Commission  (the

"SEC") relating to the Gould Shares  specified  in the notice from Gould or

EFI  and  use  its best efforts to make the registration  statement  become effective and qualify  the sale of the shares to which it relates under the

Blue Sky laws of those states  reasonably requested by Gould and/or EFI, as applicable, as promptly as practicable.  The notice received by Encore from

Gould  and/or  EFI  will  contain  Gould's  and/or  EFI's  undertaking,  as applicable, to cooperate with Encore  in  connection  with the registration and  to  furnish  Encore  all  such  information  in  connection  with  the registration as Encore may reasonably request or as may  be required by the

SEC.  There will be no limit on the number of notices Gould or EFI can give under  this  subparagraph  or the number of registration statements  Encore will be required under this subparagraph to file.

	       (b)  Encore will  not  be  obligated  to file a registration statement  during  the  period beginning at Encore's fiscal  year  end  and ending at the time Encore's  year  end  financial statements are completed,

which will be no later than the time Encore's Annual Report on Form 10-K is

required  to  be  filed  with  the  SEC.   If Encore  has  any  contractual

obligation to others entitling them to join  any registration of securities of Encore and Encore wishes to include such other  securities  of Encore in any registration statement filed pursuant to this Paragraph 1, Encore  will be  permitted  to so include such other securities; PROVIDED, HOWEVER, that

Encore will not  be  permitted  to  so include such other securities if the managing underwriter determines in good  faith  that  the inclusion of such other  securities  would interfere with the successful sale  of  the  Gould

	       (c)  Encore  will  not  be  required  to effect registration pursuant to paragraph (a) or (b) of this Paragraph 1 if  a  majority of the directors  of  Encore  determines  in good faith that owing to business  or market conditions or the business or  financial  condition  of Encore it is inappropriate  at  such  time  to  undertake  a  public offering of  Encore securities;,  PROVIDED,  HOWEVER,  that  Encore  may elect  not  to  effect registration on such grounds only once in any two  year period beginning on the  date  of  such election by Encore, and that within  six  months  after

Encore elects not to effect registration on such grounds Encore will file a registration statement  which  will effect such registration.  Furthermore,

Encore will not be required to effect  registration  pursuant  to paragraph

(a)  or  (b)  of  this  Paragraph  1  if a registration statement filed  in connection with an underwritten public  offering of Encore Common Stock has become effective under the Act within six months before the date of receipt of the notice from Gould or EFI; PROVIDED,  HOWEVER,  that Encore may elect not  to  effect  registration  on such grounds only once in  any  two  year period.  In addition, if Encore can establish, by delivery of an opinion of responsible underwriters, that sale  of  Gould  Shares  by  a means legally

available   but   not   involving  an  underwriting  --  whether  by  block

transaction, private placement,  Rule  144  sale  or Rule 144A sale -- will produce  a net price to the prospective seller not lower  than  that  which would be obtained in an underwriting, Gould and/or EFI, as applicable, will be obligated  to pursue the non-underwritten method (for which registration is not required) for disposal of such Gould Shares.

	       (d)  The  term  "Gould"  as  used in this Agreement shall be deemed to include, in addition to Gould, any  subsequent holder of all or a portion of the Gould Shares initially owned by Gould who agrees to become a party to this Agreement.  The term "EFI" as used in this Agreement shall be deemed to include, in addition to EFI, any subsequent  holder  of  all or a portion  of the Gould Shares initially owned by EFI who agrees to become  a party to this Agreement.

	       (e)  The  term "Gould Shares" means (i) the shares of Encore

Common Stock currently held  by  Gould,  (ii)  the  shares  of the Series A

Stock,  Series  B  Stock, Series D Stock, Series E Stock, Series  F  Stock,

Series G Stock and Series  H  Stock  currently held by Gould or EFI, as the case may be, or issued as a dividend with regard to those shares, (iii) any conversion of any shares of Series A Stock, Series B Stock, Series D Stock,

Series  E Stock, Series F Stock, Series G Stock or Series H Stock currently held by Gould  or  EFI  or issued as a dividend with regard to those shares and (iv) any shares of Encore  Common  Stock  or  preferred stock issued in respect of shares described in clauses (i), (ii) and  (iii)  upon any stock split,  stock dividend or recapitalization.  A notice under Paragraph  1(a)

requesting  registration of Gould Shares may specifically be with regard to one or more specified  series of Encore Preferred Stock, and if that is the case, the registration statement  filed  as  a  result of that request will relate only to Preferred Stock of the specified series.

	  2.   "PIGGYBACK" RIGHTS.

	       (a)  If  Encore  shall  at  any  time  propose   to  file  a

registration statement under the Act for any underwritten sale of shares of

Encore Common Stock, Encore will give written notice to Gould, EFI  and the

Management  Stockholders  of  the registration and the form of registration statement on which it intends to  register  such  shares.  If Gould, EFI or any Management Stockholder so requests within 10 days,  Encore will include in any such registration Gould Shares or Management Shares  (as hereinafter defined), but Encore will not be obligated to so include the  Gould  Shares or  the  Management  Shares  if the managing underwriter or underwriters of such sale determines in good faith that the inclusion of those shares would interfere with the successful  sale  of  the  shares of Encore Common Stock proposed  to be sold or would require the use of  a  form  of  registration statement other than the form which could have been used with regard to the transaction and which was originally proposed by such managing underwriter.

Any cut-back of the Gould Shares and the Management Shares will be PRO RATA based upon  the  respective  numbers  of Gould Shares and Management Shares requested to be sold.  Except as set forth  in  Paragraph  2(b) hereof, the obligations and rights of Encore, Gould and EFI under this Paragraph 2 will not affect in any way their obligations and rights under Paragraph 1.

	       (b)  If Gould or EFI requests inclusion of Gould  Shares  in any  registration  statement pursuant to Paragraph 2(a) and Encore decides,

pursuant to the terms of such provisions, not to include such Gould Shares,

Encore will, within  a  reasonable time thereafter, such time not to exceed six months, use all reasonable  efforts  to  cause  the  Gould Shares to be registered  under the Act and to prepare and file a registration  statement opinion of responsible  underwriters, that the sale of such Gould Shares by a means legally available  but  not  involving  a  public  offering  or  an underwriting whether by block transaction, private placement, Rule 144 sale or  Rule 144A sale - will produce a net price to the prospective seller not lower than that which would be obtained in an underwriting.

	       (c)  The  term  "Management Stockholders" means Indian Creek and  any  individual who is an officer  of  Encore  to  whom  Indian  Creek transfers any  shares of Series B Stock and who agrees to become a party to this Agreement.

	       (d)  The  term  "Management  Shares" means (i) the shares of

Encore Common Stock issued or issuable to any  Management  Stockholder upon conversion  of the Series B Stock held by the Management Stockholder,  (ii)

any shares of  Encore  Common  Stock  issued  or issuable to any Management

Stockholder upon conversion of any shares of Series  B  Stock issued to the

Management Stockholders as a dividend on Series B Stock,  (iii)  shares  of

Series  B Stock presently held by Indian Creek or issued as a dividend with regard to  these  shares  and  (iv)  any  shares  of Encore Common Stock or

Preferred Stock issued in respect of the shares described  in  clauses (i),

(ii) and (iii) upon any stock split, stock dividend or recapitalization.

	  3.   EXPENSES.

	       (a)  Subject to the limitations contained in this  Paragraph

3,  the  entire  costs  and  expenses of the registration and qualification

pursuant  to Paragraph 1(a) will  be  borne  by  Encore.   Such  costs  and

expenses shall  include  the fees and expenses of counsel for Encore and of its accountants, all other  costs  and  expenses  of Encore incident to the preparation,  printing  and  filing  under  the  Act  of  the  registration

statement  and  all  amendments  and  supplements  thereto,  the  cost   of

furnishing copies of each preliminary prospectus, each final prospectus and each  amendment  or  supplement  thereto to underwriters, dealers and other purchasers of the Encore Shares, and the costs and expenses (including fees and disbursements of counsel) incurred  by  Encore  in  connection with the qualification  of  the  Gould  Shares  under the Blue Sky laws  of  various jurisdictions.  Notwithstanding the above,  Encore  will not be required to pay the underwriting fees or commissions, or the fees  of  counsel  for the underwriters  or  Gould  or  EFI,  in  connection with any sale pursuant to

Paragraph 1.+

their  PRO  RATA  shares  (based on the percentage the Gould Shares and the

Management Shares registered  pursuant  to  Paragraph  2  bear to the total number  of shares of Encore Common Stock included in such registration)  of the costs  and expenses of such registration which are not borne by Encore,

including the costs and expenses listed in paragraph (a) hereof.

	  4.   PROCEDURES.    In   the   case   of   each  registration  or

qualification pursuant to Paragraph 1 or 2, Encore will  keep Gould and EFI

(and,  in  the  case  of  each  registration  or qualification pursuant  to

Paragraph 2, each Management Stockholder) advised  in  writing  as  to  the initiation of proceedings for such registration and qualification and as to the  completion thereof, and will advise Gould and EFI (and, in the case of each registration or qualification pursuant to Paragraph 2, each Management

Stockholder),  upon  request,  of the progress of such proceedings.  At its expense Encore will keep such registration  and  qualification effective by any action as may be necessary or appropriate for  a  period  of  120  days after  the  effective date of the registration statement including, without limitation, the  filing of post-effective amendments and supplements to any registration statement  or  prospectus  necessary  to keep the registration statement current and further qualification under any  applicable  Blue Sky or  other state securities law to permit the sale or distribution which  is the subject  of  the registration statement, all as requested by Gould, EFI or  any  Management  Stockholder  (except  that  (i)  in  the  case  of  an underwritten  offering  said 120-day period will instead be a 90-day period and (ii) in the case of a  registration  statement under Rule 415 said 120-

day period will instead be a nine-month period  or  a  shorter period which expires when all the Gould Shares and the Management Shares  to  which  the registration statement relates are sold).

	  5.   INDEMNIFICATION.

	       (a)  Encore  will indemnify and hold harmless Gould, EFI and any underwriter (as defined in  the Act) for Gould or EFI, and each person,

if any, who controls Gould, EFI or  any  underwriter  within the meaning of the  Act,  against  any losses, claims, damages, or liabilities,  joint  or several, and expenses  (including  reasonable  costs  of  investigation) to which  Gould,  EFI  or  any underwriter or such controlling person  may  be subject, under the Act or otherwise, insofar as any thereof arise out of or are based upon any untrue  statement  or  alleged  untrue  statement  of  a

Shares were registered under the  Act  pursuant  to  Paragraph  1 or 2, any prospectus  or preliminary prospectus contained therein (provided,  in  the case of any preliminary  prospectus,  that  the  foregoing  indemnification shall  not  apply  to any underwriter or controlling person from  whom  the person asserting any  such losses, claims, damages or liabilities purchased the Gould Shares if a copy  of  the  final  prospectus had not been sent or given by or on behalf of such underwriter or  controlling  person  to  such person  at  or  prior  to  the  written  confirmation  of  the sale of such securities  to  such  person),  or any amendment or supplement thereto,  or arise out of or are based upon the  omission  or  alleged omission to state therein a material fact required to be stated therein  or necessary to make the  statements  therein  not  misleading, except insofar as  such  losses,

claims, damages, liabilities or expenses arise out of or are based upon any untrue  statement  or  alleged untrue  statement  or  omission  or  alleged omission based upon information  furnished to Encore in writing by Gould or

EFI (with respect to which information  furnished  by it, each of Gould and

EFI shall so indemnify and hold harmless Encore, any underwriter for Encore and each person, if any, who controls Encore or such underwriter within the meaning of the Act).

	       (b)  Encore will indemnify and hold harmless each Management

Stockholder and any underwriter (as defined in the Act) for each Management

Stockholder  and  each  person,  if  any,  who  controls  each   Management

Stockholder  or any underwriter within the meaning of the Act, against  any losses, claims,  damages,  or  liabilities,  joint or several, and expenses

(including  reasonable costs of investigation)  to  which  each  Management



Stockholder or  any  underwriter or such controlling person may be subject,

under the Act or otherwise,  insofar  as  any  thereof  arise out of or are based upon any untrue statement or alleged untrue statement  of  a material fact  contained  in  any  registration statement under which the Management

Shares  were  registered  under  the  Act  pursuant  to  Paragraph  2,  any prospectus or preliminary prospectus  contained  therein  (provided, in the case  of  any  preliminary  prospectus,  that the foregoing indemnification shall  not apply to any underwriter or controlling  person  from  whom  the person asserting  any such losses, claims, damages or liabilities purchased the Management Shares  if  a copy of the final prospectus had not been sent or given by or on behalf of  such underwriter or controlling person to such securities to such  person),  or  any  amendment  or supplement thereto, or arise out of or are based upon the omission or alleged  omission  to  state therein  a material fact required to be stated therein or necessary to make the statements  therein  not  misleading,  except  insofar  as such losses,

claims, damages, liabilities or expenses arise out of or are based upon any untrue  statement  or  alleged  untrue  statement  or  omission  or alleged omission  based  upon  information  furnished  to Encore in writing by  any

Management Stockholder (with respect to which information  furnished by it,

such  Management  Stockholder shall so indemnify and hold harmless  Encore,

any underwriter for  Encore and each person, if any, who controls Encore or such underwriter within the meaning of the Act).

	  6.   GENERAL.

	       (a)  This  document  contains  the  entire agreement between

Gould,   EFI,  Encore  and  the  Management  Stockholders  concerning   the

transactions   which   are   the  subject  of  this  Agreement,  all  prior

negotiations, understandings and  agreements between them are superseded by

this   Agreement,   and   there   are   no   representations,   warranties,

understandings  or  agreements concerning the transactions  which  are  the subject of this Agreement  other  than  those  expressly  set forth in this

Agreement.

	       (b)  Except  to  the  extent  provided  in  Paragraph  1(d),

neither this Agreement nor any right of any party under it may  be assigned without the prior written consent of Gould, EFI and Encore.

	  7.   Any  notice or other communication required or permitted  to be given under this Agreement  must  be  in  writing  and  will  be  deemed effective  when  delivered  in  person  or  sent  by facsimile, if promptly confirmed in writing, or on the third day after the  day on which mailed by first class mail from within the United States of America, to the following addresses:

	  If to Gould:

	       Gould Electronics Inc.
	       35129 Curtis Boulevard
	       Eastlake, Ohio  44095
	       Attention:  General Counsel
	       Facsimile No.:  (216) 953-5120
	       Telephone No.:  (216) 953-5000

	       with a copy to:

	       David W. Bernstein, Esq.
	       Rogers & Wells+
	       New York, New York  10166
	       Facsimile No.:  (212) 878-8375
	       Telephone No.:  (212) 878-8342

	  If to EFI:

	       EFI International Inc.
	       c/o Japan Energy Corporation
	       12 East 49th Street
	       Suite 1710
	       New York, New York  10017
	       Attn:  Treasurer
	       Facsimile No.:  (212) 949-0712
	       Telephone No.:  (212) 832-7483

	  If to Encore or any Management Stockholder:

	       Encore Computer Corporation
	       6901 West Sunrise Boulevard
	       Fort Lauderdale, Florida  33340-9148
	       Attention:  President
	       Facsimile No.:  (305) 797-5719
	       Telephone No.:  (305) 587-2900


	       with a copy to:

	       Cameron Read, Esq.
	       Choate, Hall & Stewart
	       Exchange Place
	       53 State Street
	       Boston, Massachusetts  02109
	       Facsimile No.:  (617) 248-4000
	       Telephone No.:  (617) 248-5045

	  8.   This Agreement will be governed by, and construed under, the laws of the State of New York.

	  9.   This Agreement may be amended only by a  document in writing signed  by Encore, Gould, EFI, and, with respect to Sections  2,  3(b),  4,

5(b) and  6 through 11, Management Stockholders holding at least 65% of the

Management  Shares; provided, however, that any amendment to this Agreement which merely  adds  transferees  of Gould, EFI or Indian Creek permitted by the terms hereof as parties to this  Agreement  may  be  accomplished  by a writing signed by Encore and by the new party to this Agreement.

	  10.  This  Agreement may be executed in two or more counterparts,

each of which will be  deemed  an  original, but all of which together will constitute one and the same agreement.

	  IN  WITNESS  WHEREOF,  Encore,  Gould,  EFI  and  the  Management

Stockholders have executed this Agreement  on  the  date shown on the first page.


MANAGEMENT STOCKHOLDERS

INDIAN CREEK CAPITAL, LTD.,         ENCORE COMPUTER CORPORATION
 as assignee of
 Kenneth G. Fisher


     Kenneth G. Fisher, a               Title:
     General Partner










				   GOULD ELECTRONICS INC.,




				   By:
					Title:


				   EFI INTERNATIONAL INC.


				   By:
					Title:


NC104157.5











































						    EXHIBIT 2.2-C
			 SECOND AMENDMENT
			     TO SECOND
		       AMENDED AND RESTATED
		      STOCKHOLDERS AGREEMENT

	  This  Second  Amendment  to  the  Second  Amended   and  Restated

Stockholders  Agreement  ("SECOND  AMENDMENT")  dated as of April 16,  1996 among  Indian  Creek  Capital,  Ltd. a Texas limited  partnership  ("Indian

Creek"), as assignee of Kenneth G.  Fisher  ("Fisher"),  Gould  Electronics

Inc., an Ohio corporation ("Gould"), for itself as assignee of Gould  Inc.,

EFI  International Inc. ("EFI"), a Delaware corporation and Encore Computer

Corporation  (the "CORPORATION"), a Delaware corporation, amends the Second

Amended and Restated  Stockholders  Agreement  dated  as  of March 17, 1995 among  Indian Creek, Gould, and the Corporation, as amended  by  the  First

Amendment  to the Second Amended and Restated Stockholders Agreement, dated

August 17, 1995   (as  so  amended, the "ORIGINAL STOCKHOLDERS AGREEMENT").

Indian Creek, Gould, EFI and the Corporation agree as follows:

	  1.   AMENDMENT TO  ORIGINAL  STOCKHOLDERS  AGREEMENT.   Paragraph

1(c)   of   the  Original  Stockholders  Agreement  is  hereby  amended  by

(i) deleting  the  word  "and"  appearing  immediately after the words "the

Second Amended and Restated Credit Agreement";  and  (ii)  adding the words

"the  First Amendment to the Second Amended and Restated Credit  Agreement,

dated February  14,  1996"  and  "the  Third  Amended  and  Restated Credit

Agreement  dated  as  of April 16, 1996" immediately after the words,  "the

Second Amended and Restated Credit Agreement".

	  2.   RATIFICATION.   Except  as amended by this Second Amendment,

the Original Stockholders Agreement is hereby ratified and confirmed in all respects.

	  3.   DELIVERY.  Indian Creek, Gould, EFI and the Corporation each agrees to execute and deliver such other documents or instruments which are necessary or desirable to evidence the matters  referred  to in this Second

Amendment.

	  4.   COUNTERPARTS.   This  Second  Amendment may be  executed  in

counterparts, each of which will constitute an  original but which together will constitute one and the same Second Amendment.

	  IN  WITNESS  WHEREOF,  the  parties  have  executed  this  Second



				   INDIAN CREEK CAPITAL, LTD., as
				    assignee of Kenneth G. Fisher


				   By: KENNETH G. FISHER
					Kenneth G. Fisher,
					a General Partner


				   GOULD ELECTRONICS, INC., as
				    assignee of Gould Inc.

				   By:
					Title:


				   ENCORE COMPUTER CORPORATION

				   By:
					Title:


				   EFI INTERNATIONAL INC.

				   By:
					Title


NC104157.5





















						    EXHIBIT 3.1-C



	       GOVERNMENTAL FILINGS, AUTHORIZATIONS
		 APPROVALS OR CONSENTS OF ENCORE

Encore shall have obtained such approval of the United States Defense Investigative Service as it deems necessary for the consummation of the transactions contemplated by the Master Purchase Agreement.



NC104157.5